SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement            |_| Confidential, For Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2)

|X| Definitive Proxy Statement

|_| Definitive Additional Materials

|_| Soliciting Material Pursuant to Rule 14a-(11(c) or Rule 14a-12

                        CSL LIGHTING MANUFACTURING, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     Name of Person(s) Filing Proxy Statement, if other than the registrant)
     -----------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

|X| No Fee required

                        CSL LIGHTING MANUFACTURING, INC.

                              27615 Avenue Hopkins
                         Valencia, California 91355-3493

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 28, 1998

                            -------------------------

To the Stockholders of
 CSL Lighting Manufacturing, Inc.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CSL Lighting Manufacturing, Inc. (the "Company") will be held on August 28, 1998 at 4:00 p.m. at the offices of Morse, Zelnick, Rose & Lander, LLP, 450 Park Avenue, Suite 902, New York, N.Y. 10022, for the following purposes:

      1.    To elect a board of four directors.

      2. To approve an amendment to the Company's Certificate of Incorporation to effect a reverse split of the Company's Common Stock, $.01 par value per share (the "Common Stock"), pursuant to which each thirteen shares of Common Stock then outstanding will be converted into one share.

      3.    To ratify the appointment of independent auditors for 1998.

      4. To consider and take action upon such other matters as may properly come before the meeting or any adjournments thereof.

      The close of business on July 17, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

      All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                    By Order of the Board of Directors

                                    Mark Allen, Secretary

Dated: July 24, 1998

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE PROVIDED BY RETURN MAIL.

                        CSL LIGHTING MANUFACTURING, INC.

                              27615 Avenue Hopkins
                         Valencia, California 91355-3493

                            -------------------------

                                 PROXY STATEMENT

                            -------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                         ------------------------------

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CSL Lighting Manufacturing, Inc. (the "Company") of proxies in the form enclosed for the Annual Meeting of Stockholders to be held August 28, 1998 at 4:00 p.m. (the "Meeting") at the offices of Morse, Zelnick, Rose & Lander, LLP, 450 Park Avenue, Suite 902, New York, N.Y. 10022, and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business which will come before the meeting.

      All shares represented by each properly executed unrevoked proxy received in time for the meeting will be voted as specified. In the absence of any specification, proxies will be voted (a) for the election of the four persons listed herein as nominees as directors, (b) to amend the Company's Certificate of Incorporation to effect a one-for-thirteen reverse stock-split of the Company's Common Stock, (c) for the ratification of auditors, and (e) in the judgment of the Board of Directors on any other matters which may properly come before the meeting. Any stockholder giving a proxy has the power to revoke the same at any time before it is voted.

      The approximate date on which this Proxy Statement and the accompanying form of proxy along with the Company's 1997 Annual Report will be mailed to the Company's stockholders on July 24, 1998. The principal executive offices of the Company are located at 27615 Avenue Hopkins, Valencia, California 91355-3493.

                                VOTING SECURITIES

      Only stockholders of record at the close of business on July 17, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On the record date there were issued and outstanding 14,228,205
Common Shares. Each outstanding Common Share is entitled to one vote upon all matters to be acted upon at the meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised. Proxies may be revoked by
(a) filing with the Secretary of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy,
(b) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Meeting, or (c) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to CSL Lighting Manufacturing, Inc., 27615 Avenue Hopkins, Valencia, CA 91355-3493, Attention: Secretary, at or before the taking of the vote at the Meeting.

      The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting, except that the proposal to amend the Company' Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker "non-votes" are not so included but have the effect of a vote "against" the proposal to amend the Certificate of Incorporation.

                          SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGMENT

      The following table, together with the accompanying footnotes, sets forth information, as of June 30, 1998 regarding stock ownership of all persons known by the Company to own beneficially 5% or more of the Company's outstanding Common Stock, all directors, each of the Named Executive Officers and directors and executive officers of the Company as a group:

                                          Number of Shares
Name and Address of                         Beneficially           Percent of
 Beneficial Owner                              Owned                Ownership
-------------------                    ----------------------   ----------------

Sylvan Gerber                               1,511,909(1)              11.0%

Mark Allen                                    303,500(2)               2.2%

Scott Searle                                  100,000                  *

Michael Smith                                 150,000(3)               1.1%

Scott Gilderman                               25,000(4)                *

Directors and Officers as
   a Group (5 persons)                      2,090,409(5)              15.1%

-----------------------
*     less than 1%
(1) Includes (i) 206,250 common shares that are subject to a seven year escrow agreement with H.J. Meyers & Co., Inc. (Formerly Thomas James & Associates, Inc.), the underwriter of the Company's initial public offering ("H.J. Meyers"), (ii) an aggregate of 150,000 common shares that Mr. Gerber has gifted in equal amounts to his three adult children, all shares are subject to a ten year voting trusts of which Mr. Gerber is the sole voting trustee, and (iii) 215,000 shares subject to currently exercisable warrants. The address of Mr. Gerber is c/o CSL Lighting Manufacturing, Inc., 27615 Avenue Hopkins, Valencia, California 91355-3493.
(2)   Includes 32,000 shares subject to currently exercisable warrants.
(3) Includes (i) 75,000 shares subject to currently exercisable warrants including 25,000 held by Mr. Smith as custodian for his minor nieces, and
      (ii) 25,000 shares held by Mr. Smith as custodian for the same minors. Mr. Smith disclaims beneficial ownership of the securities held for the benefit of such minors.
(4)   Represents shares subject to currently exercisable options.
(5)   Includes 347,000 shares subject to currently exercisable warrants.

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its officers and directors were complied with except as follows:
Mark Allen, one report regarding one transaction.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                             EXECUTIVE COMPENSATION

      The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer, and the other two most highly paid executive officers of the Company who earned more than $100,000 during the fiscal years ended December 31, 1997 (the "Named Executive Officers").

Summary Compensation Table

                                                                        Long Term Compensation
                                                             -------------------------------------------
                                 Annual Compensation                Awards                Payout
                    ---------------------------------------  --------------------  ---------------------
      (a)              (b)       (c)     (d)       (e)           (f)       (g)       (h)        (i)

                      Year
                     Ending                       Other      Restricted
Name and Principal  December   Annual             Annual       Stock     Options/   LTIP     All Other
   Position            31,     Salary   Bonus  Compensation   Awards(1)    SARS    Payouts  Compensation
------------------  --------   ------   -----  ------------  ----------  --------  -------  ------------
Sylvan Gerber        1997        --      --         --        $16,250       --       --          --
 Former Chief        1996     $ 98,077   --         --         16,250       --       --          --
 Executive           1995       11,250   --         --          2,500       --       --          --
 Officer(2)

Mark Allen           1997     $159,000   --         --        $32,500       --       --          --
 Chief Executive     1996      180,125   --         --         32,500       --       --          --
  Officer, Vice      1995      112,325   --         --          5,000       --       --          --
  President--
  Finance(2)


Scott Searle         1997     $247,515   --         --        $16,250       --       --          --
 President           1996      299,030   --         --         16,250       --       --          --
                     1995       86,500   --         --          2,500       --       --          --

James P. Norris      1997     $196,000   --         --          --          --       --          --
 Vice President--    1996       64,115   --         --          --          --       --          --
  Distribution       1995        --      --         --          --          --       --          --
  Sales(3)

----------------------
(1) In November 1995, the Company issued 100,000, 100,000 and 200,000 shares of its common stock pursuant to restricted stock bonus grants to Sylvan Gerber its Chairman and Chief Executive Officer, Scott Searle its President and Mark Allen its Chief Operating Officer, respectively. Such shares vest ratably over a period of ten years. The unvested portion is subject, upon the occurrence of certain events, to either forfeiture or accelerated vesting. The aggregate value of such restricted stock bonus grants to Messrs. Gerber, Searle and Allen (calculated by multiplying closing market price of the Company's unrestricted stock on the date of grant by the number of shares awarded) was $162,500, $162,500 and $325,000, respectively.
(2)   In December 1997, Mark Allen replaced Sy Gerber as Chief Executive
      Officer.
(3) Mr. Norris joined the Company in August 1996. Mr. Norris' employment with the Company terminated in May 1998.

Employment Agreements

      The Company is party to an employment agreement with Mark Allen, for a term expiring in October 2000, pursuant to which he serves as Chief Executive Officer. Mr. Allen's agreements provide for a base salary of $150,000 and for the payment to him upon a "change of control" (as defined in the agreement) of an amount equal to the greater of $150,000 or the compensation remaining due to him for the balance of the employment term.

      Mr. Allen's employment agreement contains strict confidentiality provisions and non-competition covenants. Compensation is subject to annual increases and bonuses at the discretion of the Board of Directors. The agreements also entitles Mr. Allen to participate in any employee benefit plans, such as group life, health, hospitalization and life insurance offered by the Company. Under the agreement, Mr. Allen's employment shall terminate upon his death or disability and may be terminated by the Company for "cause," which is defined as, among other things, an act of fraud or embezzlement, material gross misconduct, conviction of a felony involving moral turpitude and breach of the employee's non-competition or confidentiality covenants.

Option Grants in Fiscal Year 1997 and Fiscal Year-End Option Values

      No options were granted or outstanding to any Named Executive Officer under the Option Plans at December 31, 1997.

Restricted Stock Grants

      In November 1995, the Company issued 100,000, 100,000 and 200,000 shares of Common Stock, respectively, pursuant to restricted stock grants to Sylvan Gerber, Scott Searle and Mark Allen, executive officers of the Corporation. Such shares vest ratably over a period of ten years. The unvested portion is subject, upon the occurrence of certain events, to either forfeiture or accelerated vesting.

Stock Option Plans

      In February 1998 the Company's stockholders approved the CSL 1996 Stock Option Plan (the "1996 Plan") which provides that a total of 400,000 shares of Common Stock are available for issuance thereunder. In November 1995, the Company's stockholders approved the CSL 1995 Stock Option Plan (the "1995 Plan") which provides that a total of 210,000 shares of Common Stock are available for issuance thereunder. In February 1994, the Board of Directors and stockholders of the Company adopted the CSL 1994 Stock Option Plan (the "1994 Plan") which provides that a total of 120,000 shares of Common Stock are available for issuance thereunder. (The 1996 Plan, 1995 Plan and 1994 Plan are sometimes referred to herein as the "Option Plans.")

      Under the Option Plans, the Company may grant options to purchase Common Stock to its officers, key employees, directors and non-employees performing services for the Company. Payment of the option exercise price is to be made (i) in cash, (ii) by delivery of Common Stock already owned by and in the possession of the option holder, or (iii) if so provided for in the option being exercised, by delivery of the option holder's promissory note in favor of the Company. If an option granted under an Option Plan expires, terminates or is canceled without being exercised in full, the unpurchased shares subject to such options will again be available for options to be granted under such Plan. Options may be granted in the form of incentive stock options ("Incentive Option") or options which do not qualify for the favorable tax treatment of Incentive Options which are known as non-qualified options.

      The Option Plans are administered by a committee of the Board of Directors consisting of Messrs. Smith and Gilderman who are ineligible to participate in the Plans. The Stock Option Committee determines those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of Common Shares that may be purchased under each option, and the option price.

      No options may be exercised more than ten years from the date of grant, and no options may be granted after February 1, 2004, May 1, 2005 and May 2, 2006 under the 1994 Plan, 1995 Plan and 1996 Plan, respectively.

      The option price of each Incentive Option granted under the Option Plans shall be not less than 100% of the fair market value of the Common Stock as of the date the option is granted (110% of the fair market value if the grant is to an employee holding 10% or more of the Company's outstanding Common Stock). Options other than Incentive Options may be granted at an exercise price as determined by the Board. The exercise prices of such non-qualified options must be at least 85% of the fair market value of the underlying shares of Common Stock at the date of grant. Options granted are not transferable and are subject to various other conditions and restrictions.

      No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee will have three months after such termination during which to exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, the option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

      In February 1994, the Board of Directors and stockholders of the Company adopted a non-discretionary non-employee directors' stock option plan (the "Directors' Plan") that provides for the grant to non-employee directors of non-qualified options to purchase up to 30,000 Common Shares. Pursuant to the Directors' Plan, each new non-employee director of the Company is automatically granted, six-months after becoming a director, an option to purchase 2,500 Common Shares at the fair market value of such shares on the grant date. In addition, each non-employee director shall automatically be granted an option to purchase 2,500 shares at the fair market value of such shares on the date of grant, every six-months thereafter during which he serves as a director of the Company. All such options shall vest one year from the date of grant.

      Options under the Option Plan and Directors' Plan must be granted within 10 years from the effective date of each respective plan. Incentive stock options granted under the plans cannot be exercised more than 10 years from the date of grant, except that incentive stock options issued to greater than 10% stockholders are limited to five year terms. All options granted under the plans provide for the payment of the exercise price in cash or by delivery to the Company of Common Shares already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender Common Shares to purchase additional Common Shares and may theoretically exercise all of his stock options without making any additional cash investment.

      Any unexercised options that expire or that terminate upon an optionee's ceasing to be affiliated with the Company become available once again for issuance. As of December 31, 1997, the Company had outstanding incentive stock options to purchase 20,000 Common Shares under the Plans exercisable at a weighted average exercise price of $4.75 per share.

Director Committees

      The Board of Directors of the Company currently maintains an Audit Committee, Compensation Committee and Stock Option Committee. The Audit Committee reviews the engagement of the independent accountants, reviews and approves the scope of the annual audit undertaken by the independent accountants and review the independence of the accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal control procedures. The Audit Committee is comprised of Messrs. Gerber, Gilderman and Smith. The Compensation Committee establishes and reviews the compensation terms for management and key employees of the Company. The Compensation Committee is comprised of Messrs. Smith and Gilderman. The Company's Stock Option Plans are administered by a disinterested committee of Directors comprised of Messrs. Smith and Gilderman.

Certain Transactions

      During 1997, the Company paid approximately $98,000 to Gilderman, Johnson & Co., LLP, an accounting firm, as fees for accounting services performed. Scott Gilderman, a director of the Company, is a partner in such firm.

      The foregoing transactions between the Company and its officers, directors or principal stockholders were for bona fide business purposes, and were on terms no less favorable than could be obtained from unaffiliated third parties and were approved by a majority of the Company's independent and disinterested directors.

Director Compensation

      The Company pays a fee of $500 per meeting to outside directors as compensation for their services rendered as directors. Each director is reimbursement for travel expenses incurred in connection with attendance at meetings of the Board of Directors and its committees.

                              ELECTION OF DIRECTORS

      At the meeting, four Directors will be elected by the stockholders to serve until the next annual meeting or until their successors are elected and qualified. The accompanying form of proxy will be voted for the election as Directors of the four persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named herein. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as Director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

      Sylvan Gerber, age 69, is currently Chairman of the Board. Mr. Gerber was the Chief Executive Officer of the Company from February 1995 to December 1997, President from inception to August 1, 1995, and has been a Director of the Company since inception. From 1974 to 1986, Mr. Gerber was the President and Chief Executive Officer of Capri Lighting Manufacturing Company ("Capri Lighting") which Mr. Gerber co-founded in 1974. Capri Lighting was sold in 1984 to Thomas Industries, Inc., although Mr. Gerber continued to manage the day-to-day operations of Capri Lighting until 1986.

      Mark Allen, age 37, is currently Chief Executive Officer. Mr. Allen has been Vice President / Finance since October 1994. In March 1995, Mr. Allen was appointed Chief Operating Officer, Executive V. P / Finance and was elected to the Board of Directors. In December 1997 Mr. Allen was appointed Chief Executive Officer. From 1991 to 1994, Mr. Allen was employed by Thomas James, Inc. (now known as H. J. Meyers & Co., Inc.) an investment banking firm, as Vice President, Corporate Finance and Director of Private Placements. Mr. Allen received a B.S. in finance from Syracuse University.

      Michael Smith, age 42, was elected to the Board of Directors in 1995 and is a member of the Audit and Compensation committees. Mr. Smith is a principal of International Capital & Management Inc., a merchant banking and venture capital firm. From October 1992 through January 1997, Mr. Smith was the Managing Director of Corporate Finance of H.J. Meyers & Co. (formerly known as Thomas James Associates, Inc.) an investment banking firm and was general counsel of such firm from May 1991 through May 1995. Mr. Smith serves on the Board of Directors of Group, Inc. Mr. Smith was associated with the law firm of Harter, Secrest & Emery from 1987 until 1991. Mr. Smith received a B.A. from Cornell University and a J.D. from Cornell University School of Law.

      Scott Gilderman, age 36, was appointed to the Board in December 1997. Mr. Gilderman is a member of the Audit and Compensation committees. Since 1992, Mr. Gilderman has been a partner in the accounting firm of Gilderman, Johnson and Company, LLP. (and its predecessor). Mr. Gilderman is a certified public accountant and holds a B.S. degree from California Polytechnic University at San Luis Obispo, California.

      During the year ended December 31, 1997, the Board of Directors held four meetings. Each Director standing for re-election who was a Director at the time attended at least 75% of such meetings.

      The affirmative vote of holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for the election of directors.

      The Board of Directors unanimously recommends a vote FOR the election of the foregoing nominees.

      APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT ONE-FOR-THIRTEEN REVERSE STOCK SPLIT

      The Board of Directors has adopted a resolution declaring the advisability of, and submitting to the stockholders for approval, a proposal to amend the Company's Certificate of Incorporation (the "Proposed Amendment") to effect a reverse split of the Company's Common Stock, pursuant to which each thirteen shares of Common Stock will be automatically converted into one share without any action on the part of the stockholder (the "Reverse Split"). The text of the Proposed Amendment is set forth in Exhibit I to this Proxy Statement.

      Consummation of the Reverse Split will not change the number of shares of Common Stock authorized by the Company's Certificate of Incorporation, which will remain at 30,000,000 shares or the par value of the Common Stock per share. The Reverse Split will become effective as of 5:00 p.m., New York time (the "Effective Date"), on the date that the certificate of amendment to the Company's Certificate of Incorporation is filed with the Secretary of State of Delaware. If for any reason the Board of Directors deems it advisable, the Proposed Amendment may be abandoned at any time before the Effective Date, whether before or after the Meeting (even if such proposal has been approved by the Stockholders).

      In lieu of issuing less than one whole share resulting from the Reverse Split to holders of an odd number of shares, the Company will determine the fair value of each outstanding share of Common Stock held on the Effective Date of the Reverse Split (the "Fractional Share Purchase Price"). The Company currently anticipates that the Fractional Share Purchase price will be based on the average daily closing bid price per share of the Common Stock as reported by the primary trading market for the Company's Common Stock for the ten (10) trading days immediately preceding the Effective Date. In the event the Company determines that unusual trading activity would cause such amount to be an inappropriate measure of the fair value of the Common Stock, the Company may base the Fractional Share Purchase Price on the fair market value of the Common Stock as reasonably determined in good faith by the Board of Directors of the Company. Stockholders who hold an odd number of shares on the Effective Date will be entitled to receive, in lieu of the less than one whole share arising as a result of the Reverse Split, cash in the amount of the relevant portion of the Fractional Share Purchase Price.

      As soon as practical after the Effective Date, the Company will mail a letter of transmittal to each holder of record of a stock certificate or certificates which represent issued Common Stock outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of such certificate or certificates to the Company's designated exchange agent in exchange for certificates representing the number of whole shares of Common Stock (plus the relevant portion of the Fractional Share Purchase price, if any) into which the shares of Common Stock have been converted as a result of the Reverse Split. No cash payment will be made or new certificate issued to a stockholder until he has surrendered his outstanding certificates together with the letter of transmittal to the Company's exchange agent. See "--Exchange of Stock Certificates."

THE BOARD OF DIRECTORS BELIEVES THE ADOPTION OF THE PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT.

Purpose of the Reverse Split

      The Company's shares of Common Stock have been listed, and have traded, on the Nasdaq Small Cap Market ("Nasdaq") since March 1994 when the Company completed its initial public offering. The Company recently received a notice from The Nasdaq Stock Market, Inc. ("NASDAQ") stating that the Company's securities would be delisted from Nasdaq if the Company could not demonstrate compliance with the minimum $1.00 bid price for ten consecutive trading days.

      The Company is currently exploring a number of potential transactions designed to enable the Company to meet this criteria. However, there can be no assurance that the Company will consummate any of such transactions or that the consummation of any of such transactions would result in the Company complying with the maintenance requirements.

      The Company believes that if the Reverse Split is approved by the stockholders at the Meeting, and the Reverse Split is effectuated, the Company's shares of Common Stock will have a minimum bid price in excess of $1.00 per share, and therefore will satisfy one of the aforementioned listing maintenance criteria.

      If the Reverse Split is not approved by the stockholders at the Meeting, then it is unlikely that the Company will meet the new listing criteria. The delisting of the Company's Common Stock from Nasdaq could adversely affect the liquidity of the Company's Common Stock and the ability of the Company to raise capital. In such event, the shares of Common Stock will likely be quoted in the "pink sheets" maintained by the National Quotation Bureau, Inc. or the NASD Electronic Bulletin Board and the spread between the bid and ask prices of the shares of Common Stock is likely to be greater than at present and stockholders may experience a greater degree of difficulty in engaging in trades of shares of Common Stock.

      In addition, the Board of Directors further believes that low trading prices of the Company's Common Stock may have an adverse impact upon the efficient operation of the trading market in the securities. In particular, brokerage firms often charge a greater percentage commission on low-priced shares than that which would be charged on a transaction in the same dollar amount of securities with a higher per share price. A number of brokerage firms will not recommend purchases of low-priced stocks to their clients or make a market in such shares, which tendencies may adversely affect the Company.

      Stockholders should note that the effect of the Reverse Split upon the market prices for the Company's Common Stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of the Common Stock after the Reverse Split will be thirteen times the prices for shares of the Common Stock immediately prior to the Reverse Split.

Furthermore, there can be no assurance that the proposed Reverse Split will achieve the desired results which have been outlined above, nor can there be any assurance that the Reverse Split will not adversely impact the market price of the Common Stock or, alternatively, that any increased price per share of the Common Stock immediately after the proposed Reverse Split will be sustained for any prolonged period of time. In addition, the Reverse Split may have the effect of creating odd lots of stock for some stockholders and such odd lots may be more difficult to sell or have higher brokerage commissions associated with the sale of such odd lots.

Effect of the Reverse Split

      As a result of the Reverse Split, the number of whole shares of Common Stock held by stockholders of record as of the close of business on the Effective Date will be equal to the number of shares of Common Stock held immediately prior to the close of business on the Effective Date divided by thirteen, plus cash in lieu of any fractional share. The Reverse Split will not affect a stockholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from the payment of cash in lieu of fractional shares. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Reverse Split. The par value of the Common Stock will remain at $.01 per share following the Effective Date of the Reverse Split, and the number of shares of Common Stock issued will be reduced. Consequently, the aggregate par value of the issued Common Stock also will be reduced. In addition, the number of authorized but unissued shares of Common Stock will be increased by the Reverse Split, the issuance of which may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding Common Stock. As the Reverse Split will increase the number of authorized but unissued shares of Common Stock, it may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Certificate of Incorporation or By-Laws.

      Stockholders have no right under Delaware law or under the Company's Certificate of Incorporation or By-Laws to dissent from the Reverse Split.

      The Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Common Stock under the Exchange Act, and the Company has no current intention of terminating its registration under the Exchange Act.

      Upon consummation of the Reverse Split, the total number of shares currently reserved for grants of stock options and all stock options previously granted would be decreased proportionately. The cash consideration payable per share upon exercise of the stock options would be increased proportionately.

Exchange of Stock Certificates

      As soon as practicable after the Effective Date, the Company intends to require stockholders to exchange their stock certificates ("Old Certificates") for new certificates ("New Certificates") representing the number of whole shares of Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Split (as well as cash in lieu of fractional shares resulting from the reverse split). Stockholders will be furnished with the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Company's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES TO THE TRANSFER AGENT UNTIL REQUESTED TO DO SO.

Federal Income Tax Consequences of the Reverse Split

      The following description of the material federal income tax consequences of the Reverse Split is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices all as in effect on the date of this Proxy Statement. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies) and does not discuss the tax consequences under the laws of any foreign, state or local jurisdictions. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

      In general, the federal income tax consequences of the proposed Reverse Split will vary among stockholders depending upon whether they receive the Fractional Share Purchase Price or solely New Certificates in exchange for Old Certificates. The Company believes that because the Reverse Split is not part of a plan to increase periodically a stockholder's proportionate interest in the Company's assets or earnings and profits, the Reverse Split probably will have the following federal income tax effects:

      1. A stockholder who receives solely New Certificates will not recognize gain or loss on the exchange. In the aggregate, the stockholder's basis in the Common Stock represented by New Certificates will equal the holder's basis in the Common Stock represented by Old Certificates.

      2. A stockholder who receives a portion of the Fractional Share Purchase Price as a result of the Reverse Split will generally be treated as having received the payment as a distribution in redemption of the Fractional Share, as provided in Section 302(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Each affected stockholder will be required to consult such stockholder's own tax advisor for the tax effect of such redemption (i.e., exchange or dividend treatment) in light of such stockholder's particular facts and circumstances.

      3. The Reverse Split will constitute a reorganization within the meaning of Section 368(a) (1) (E) of the Code, and the Company will not recognize any gain or loss as a result of the Reverse Split.

            The affirmative vote a majority of the outstanding shares of Common Stock entitled to vote is required for the adoption of this proposed amendment.

    The Board of Directors unanimously recommends a vote FOR this amendment.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The directors propose that the stockholders ratify the appointment of Arthur Andersen LLP, as the Company's independent auditors for 1998. Arthur Andersen LLP was the Company's independent auditors for its last fiscal year. The report of Arthur Andersen LLP with respect to the Company's financial statements appears in the Company's annual report on Form 10-K for such year. A representative of Arthur Andersen, LLP will be at the annual meeting and will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment, the directors will consider it a directive to consider other auditors for a subsequent year.

      The affirmative vote of holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for the ratification of appointment of independent auditors.

      The Board of Directors unanimously recommends a vote FOR the ratification of appointment of independent auditors.

                                     GENERAL

      The management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such other matters is conferred by such proxies upon the persons voting them.

      The Company expects representatives of Arthur Andersen LLP, the Company's independent auditors, to be available at the Annual Meeting and to respond to pertinent questions of stockholders.

      The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement and other material which may be sent to the stockholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mail, officers and regular employees may solicit the return of proxies. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expenses in sending proxies and proxy material to principals. Proxies may be solicited by mail, personal interview, telephone and telegraph.

      The Company will provide without charge to each person being solicited by this Proxy Statement, upon the written request of any such person, a copy of the Annual Report of the Company on Form 10-KSB for the year ended December 31, 1997 (as filed with the Securities and Exchange Commission) including the financial statements thereto. All such requests should be directed to CSL Lighting Manufacturing, Inc., 27615 Avenue Hopkins, Valencia, California 91355-3493, Att:
Secretary.

      All proposals of stockholders intended to be included in the proxy statement to be presented at the 1998 Annual Meeting of Stockholders must be received at the Company's executive offices no later than December 31, 1998 and should be directed to the Secretary of the Company.

                               By Order of the Board of Directors

                               Mark Allen, Secretary

Dated: July 24, 1998

                                    EXHIBIT I

                           Text of Proposed Amendment
                       To the Certificate of Incorporation
                     To Effect a 13 to 1 Reverse Stock Split

RESOLVED: THAT THE Certificate of Incorporation of the corporation is amended by adding a new paragraph at the end of Article Fourth in the following form:

"C" At the same time as the filing of this Amendment to the Certificate of Incorporation of the corporation with the Secretary of the State of Delaware becomes effective, each thirteen (13) shares of common stock $0.01 par value per share of the corporation (the "Old Common Stock"), issued and outstanding or held in the treasury of the corporation immediately prior to the effectiveness of such filing, shall be combined, reclassified and changed into one (1) fully paid and nonassessable share of Common Stock.

      Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate, a certificate or certificates representing the largest whole number of shares of Common Stock to which such holder shall be entitled pursuant to the provisions of the immediately preceding paragraph. Any certificate for one or more shares of the Old Common Stock not so surrendered shall be deemed to represent one share of the Common Stock for each thirteen (13) shares of the Old Common Stock previously represented by such certificate.

      No fractional share of Common Stock or scrip representing fractional shares shall be issued upon such combination and reclassification of the Old Common Stock into shares of Common Stock. Instead of there being issued any fractional shares of Common Stock which would otherwise be issuable upon such combination and reclassification, the corporation shall pay to the holders of the shares of Old Common Stock which were thus combined and reclassified cash in respect of such fraction in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a manner prescribed by the Board of Directors) at the close of business on the date such combination and reclassification becomes effective."

PROXY

                        CSL LIGHTING MANUFACTURING, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

      This Proxy is solicited by the Board of Directors for the Annual Meeting of Stockholders to be held on August 28, 1998.

      The undersigned hereby appoints Sylvan Gerber and Mark Allen and each of them, with full power of substitution, the attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of CSL Lighting Manufacturing, Inc. to be held on August 28, 1998 at 4:00 p.m., and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.

1. ELECTION OF DIRECTORS-- Sylvan Gerber, Mark Allen, Michael Smith and Scott Gilderman.

     ____ FOR all nominees  ____  WITHHOLD authority to vote for all nominees.

     ____ FOR all nominees, EXCEPT nominee(s) written in below.

2. TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A THIRTEEN-FOR-ONE REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK.

          FOR _____         AGAINST _____    ABSTAIN _____

3. TO RATIFY THE APPOINTMENT OF AUDITORS FOR 1998.

          FOR _____         AGAINST _____    ABSTAIN _____

      The Board of Directors recommends a vote for each of the foregoing proposals.

      The shares represented by this proxy will be voted as directed or if no direction is indicated, will be voted FOR each of the proposals.

Dated:___________, 1998



                                           ------------------------
                                           Signature of Stockholder



                                           ------------------------
                                           Signature of Stockholder

                        DATE AND SIGN EXACTLY AS NAME APPEARS ON YOUR STOCK CERTIFICATE. EACH JOINT TENANT MUST SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, TRUSTEE, ETC., GIVE FULL TITLE. IF SIGNER IS CORPORATION, SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER.